                                                                  Execution Copy











                                 LOAN AGREEMENT

                          Dated as of September 5, 1997

                                  by and among

                           GETCHELL GOLD CORPORATION,
                                  as Borrower,

                                    FMG INC.,
                                  as Guarantor

                                       and

                                   CIBC INC.,
                                    as Lender







0198094.04
                                                         3

                                TABLE OF CONTENTS



ARTICLE 1

         CERTAIN DEFINITIONS AND ACCOUNTING TERMS..............................1

ARTICLE 2

         LOANS.................................................................9
         2.1      Revolving Loans..............................................9
         2.2      Making the Advances..........................................9
         2.3      Funding of Borrowings; Borrowing Options.....................9
         2.4      Payment Dates...............................................10
         2.5      Fees........................................................10
         2.6      Reduction of the Commitment.................................11
         2.7      Optional Prepayment.........................................11
         2.8      Mandatory Prepayment........................................11
         2.9      Amount and Allocation of Partial Prepayments................11
         2.10     Conversion of Borrowings....................................11
         2.11     Inability to Provide Funds..................................12
         2.12     Yield Protection............................................13
         2.13     Payments and Computations...................................14
         2.14     Advance, Conversion, Renewal or Payment on Business Day.....14

ARTICLE 3

         CONDITIONS OF LENDING................................................14
         3.1      Conditions Precedent to the Initial Borrowing...............14
         3.2      Conditions Precedent to All Borrowings, Conversions
                                   and Renewals...............................15

ARTICLE 4

         REPRESENTATIONS AND WARRANTIES.......................................16
         4.1      Representations and Warranties of the Borrower and the
                                      Guarantor...............................16

ARTICLE 5

         COVENANTS OF THE BORROWER AND THE GUARANTOR..........................19
         5.1      Affirmative Covenants.......................................19
         5.2      Negative Covenants..........................................22
         5.3      Financial Covenants.........................................24


0198094.04
                                        i
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ARTICLE 6

         ABSOLUTE CONTINUING GUARANTEE........................................25
         6.1      Undertaking.................................................25
         6.2      Unconditional Guarantee.....................................25

ARTICLE 7

         EVENTS OF DEFAULT....................................................28
         7.1      Events of Default...........................................28

ARTICLE 8

         MISCELLANEOUS........................................................30
         8.1      Amendments, Etc.............................................30
         8.2      Notices, Etc................................................30
         8.3      No Waiver; Remedies.........................................31
         8.4      Accounting Terms............................................31
         8.5      Costs, Expenses and Taxes...................................31
         8.6      Right of Setoff.............................................32
         8.7      Binding Effect; Governing Law...............................33
         8.8      Consent to Jurisdiction.....................................33
         8.9      Severability................................................33
         8.10     Confidentiality.............................................34
         8.11     Execution in Counterparts...................................34




EXHIBITS AND SCHEDULES


Exhibit A         --       Promissory Note
Exhibit B         --       Notice of Borrowing
Exhibit C         --       Notice of Conversion or Renewal of Interest


Schedule A        --       Lender Model For Determination of Net Present Value
                           of Future North American Mining Cash Flow


0198094.04

                                 LOAN AGREEMENT


         THIS LOAN  AGREEMENT  (this  "Agreement"),  made and entered into as of
September 5, 1997, by and among GETCHELL GOLD CORPORATION, a Delaware corporation (the "Borrower"), FMG INC., a Nevada corporation (the "Guarantor"), and CIBC INC. (the "Lender").

                                   WITNESSETH:

         WHEREAS, the Borrower is engaged in the business of exploring, developing, owning interests in and operating precious metals properties, including gold mines, and requires funds for working capital needs and for other general corporate purposes;

         WHEREAS, the Lender has agreed to extend credit to the Borrower, and the Borrower wishes to avail itself of such credit in the amounts and subject to the terms and conditions hereof for the corporate purposes described above; and

         WHEREAS, to induce the Lender to enter into this Agreement and the transactions contemplated hereby, the Guarantor shall guarantee the obligations of the Borrower hereunder;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1

                    CERTAIN DEFINITIONS AND ACCOUNTING TERMS

         1.1 Certain Defined Terms. As used in this Agreement and unless otherwise expressly indicated, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

         "Additional Costs" has the meaning assigned to it in Section 2.11(b).

         "Adjusted Revolving Commitment" means, for purposes of computing the commitment fee only, an amount which is the lesser of (i) the Revolving Commitment or (ii) the amount of Debt actually available to be incurred and outstanding hereunder from time to time in compliance with the Protection Ratio.

         "Advance" means a Borrowing hereunder and "Advances" means all of the outstanding Advances.

         "Advance Date" means the date of funding of a Borrowing.

         "Affiliate", means any Person directly or indirectly controlling or controlled by or under common control with the Borrower, provided that, for purposes of this definition, "control", as used

                                                      -1-
0198094.04
with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Annual Operating Cash Flow" means, as at any date of determination thereof, as to the Borrower and its subsidiaries, the Operating Cash Flow for the immediately preceding four consecutive fiscal quarters for which the Lender has received financial statements in compliance with Section 5.1(b)(i) or (ii) hereof (or, if as at any date of determination the Lender shall not yet have received financial statements delivered in compliance with Section 5.1(b)(i) or
(ii) hereof, then the Operating Cash Flow for such immediately preceding four consecutive fiscal quarters shall be determined by the Lender in its reasonable judgment based on such financial information as it shall have requested and received from the Borrower).

         "Asset Disposition" means any conveyance, sale, lease, assignment, transfer or other disposition of property, assets or business of the Borrower or any subsidiary of the Borrower in a single transaction or a series of related transactions (other than in the ordinary course of business).

         "Authorized Officer or Agent" means the president or any vice president of the Borrower and each other officer or agent of the Borrower authorized by the Board of Directors of the Borrower to act on behalf of the Borrower under this Agreement executed pursuant hereto.

         "Base Borrowing" means any Borrowing bearing interest at a rate based on the Base Rate.

         "Base Rate" means a fluctuating interest rate per annum equal at all times to the greater of: (a) the rate of interest announced by the Lender in Atlanta, Georgia from time to time in its sole discretion as the Lender's "prime rate"; and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum. If for any reason the Lender shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including without limitation, the inability or failure of the Lender to obtain sufficient bids or publications in accordance with the terms hereof, the rate announced by the Lender as its base rate shall be the Base Rate until the circumstances giving rise to such inability no longer exist. For purposes of this paragraph, "Federal Funds Effective Rate" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, for any day on which such rate is not so published for such day by the Federal Reserve Bank of New York, the average of the quotations for such day for such transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender. Any change in the Base Rate shall take effect on the day specified in the public announcement of change to the Lender's prime rate. The Lender's prime rate is set by the Lender based on various factors, including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Lender may price other loans at, above or below the Lender's prime rate.

         "Borrower" has the meaning assigned to it in the introduction to this Agreement.

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0198094.04

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         "Borrowing" has the meaning assigned to it in Section 2.1(a).

         "Breakage Costs" means all costs and losses which the Lender may incur as a result of any repayment of principal on LIBOR Borrowings hereunder on a date other than a scheduled maturity date for the applicable Borrowing and all costs and losses which the Lender may incur as a result of any failure of the Borrower to borrow hereunder after giving written notice of its intent to borrow hereunder to the Lender pursuant to Section 2.2, the Lender's good faith computation of such costs and losses to be conclusive and binding in the absence of manifest error, and the amount thereof to be paid in same day funds upon demand by the Lender.

         "Business Day" means a day of the year on which banks are open for business in New York, New York, and Atlanta, Georgia.

         "Change in Control" means, at any time, (i) any Person or "group" has acquired "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934, as amended) either directly or indirectly, of more than thirty percent (30%) of the outstanding shares of stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances or (ii) more than fifty percent (50%) of the Persons constituting the Borrower's board of directors at the beginning of any consecutive twenty-four (24) month period shall have been replaced by new directors not nominated for membership on the board of directors by two-thirds of the directors who were directors at the beginning of such period.

         "ChemFirst Note" has the meaning assigned to it in Section 5.2(a).

         "Closing Date" means September 5, 1997.

         "Debt" means (i) obligations under the Note and this Agreement and financial Letter of Credit Obligations; (ii) indebtedness for borrowed money or for the deferred purchase price of property or services where such purchase price is deferred for more than sixty (60) days, (iii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (iv) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (ii) or (iii) above.

         "Dollars" and the sign "$" each mean lawful money of the United States of America.

         "Environmental Laws" means any Governmental Requirement pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (1) Clean Air Act (42 U.S.C. ss. 7401, et seq.); (2) Clean Water Act (33 U.S.C. ss. 1251, et seq.); (3) Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.);
(4) Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. ss. 9601, et seq.); (5) Safe

                                                      -3-
0198094.04

Drinking Water Act (42 U.S.C. ss. 300f, et seq.); (6) Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.); (7) Rivers and Harbors Act (33 U.S.C. ss.
401, et seq.); (8) Endangered Species Act (16 U.S.C. ss. 1531, et seq.); (9) Occupational Safety and Health Act (29 U.S.C. ss. 651, et seq.); (10) Mine Safety and Health Act of 1977; (11) Migratory Bird Treaty Act; (12) Federal Land Policy and Management Act; (13) National Environmental Policy Act; and (14) National Historic Preservation Act; together with any other foreign or domestic laws (federal, state or local) relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Event of Default" has the meaning assigned to that term in Section 7.1.

         "Event of Loss" means, with respect to any property, (i) any loss, destruction or damage of such property or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

         "Funds" means lawful money of the United States of America.

         "Getchell Property" means the 33,000-acre tract of property of the Borrower located in the Potosi Mining District in north central Nevada.

         "Governmental Agency" means the federal government of the United States of America and the government of any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

         "Governmental Requirements" means all legal requirements in effect from time to time, including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, and such other directions and requirements of all Governmental Agencies and all instruments of record, foreseen or unforeseen and ordinary or extraordinary, including but not limited to any change in any law, regulation or the interpretation thereof by any Governmental Agency, relating at any time to the business or operations of the Borrower or the Guarantor or to any of the property owned, leased or used by the Borrower or the Guarantor, including, without limitation, the exploration, development, construction, mining, processing, ownership, operation and maintenance of the Getchell Property.

         "Guarantor" has the meaning assigned to it in the introduction to this Agreement.


                                                      -4-
0198094.04

         "Hazardous Substance" means any pollutant, contaminant, toxic or hazardous substance, material, constituent or waste as such terms are defined in or pursuant to any Environmental Law.

         "Indemnitees" has the meaning assigned to it in Section 8.5(c).

         "Interest Coverage Ratio" means, as at any date, for the immediately preceding four consecutive fiscal quarters, the ratio determined by dividing (i) Annual Operating Cash Flow by (ii) Interest Expense for such period; provided, however, that (x) for the fiscal quarter ended December 31, 1998, the ratio shall be determined solely by reference to the preceding fiscal quarter ended such date, (y) for the fiscal quarter ended March 31, 1999, the ratio shall be determined solely by reference to the preceding two consecutive fiscal quarters ended such date, and (z) for the fiscal quarter ended June 30, 1999, the ratio shall be determined solely by reference to the preceding three consecutive fiscal quarters ended such date.

         "Interest Expense" means, with respect to Debt of the Borrower and its subsidiaries on a consolidated basis, the sum of all (i) interest and all amortization of debt discount and expense (including, without limitation, interest that is imputed in accordance with generally accepted accounting principles on capitalized lease obligations that are included in Debt) and (ii) commitment fees, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate contracts, in each case that were due and payable relating to such Debt during the immediately preceding four consecutive fiscal quarters for which the Lender has received financial statements in compliance with Sections 5.1(b)(i) or (ii) hereof (or, if as at any date of determination the Lender shall not yet have received financial statements delivered in compliance with Sections 5.1(b)(i) or (ii) hereof, then Interest Expense for such immediately preceding four consecutive fiscal quarters shall be determined by the Lender in its reasonable judgment based on such financial information as it shall have requested and received from the Borrower).

         "Interest Period" means, with respect to any Borrowing, a period from the Advance Date or date of conversion or renewal with respect to such Borrowing to a date which is (a) one (1), two (2), three (3) or six (6) months thereafter, in the case of a LIBOR Borrowing; provided that:

         (a) The Interest Period for any Borrowing shall commence on the Advance Date or date of conversion or renewal with respect to such Borrowing;

         (b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period in respect of a LIBOR Borrowing would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (c) Any Interest Period in respect of a LIBOR Borrowing which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Business Day of a calendar month;

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0198094.04

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         (d) No Interest Period for any Borrowing shall extend beyond the
Maturity Date;

         (e) There shall be no more than five (5) different Interest Periods respecting Borrowings at any one time; and

         (f) If the Borrower shall fail to request an initial Interest Period with respect to a LIBOR Borrowing pursuant to Section 2.3 hereof, the Borrower shall be deemed to have selected an Interest Period of one (1) month.

         "Lender" has the meaning assigned to it in the introduction to this Agreement.

         "Letter of Credit" means any financial (but not performance) standby letter of credit issued for the account of the Borrower.

         "Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Letters of Credit, including the sum of (a) Letter of Credit Reimbursement Obligations and (b) the aggregate undrawn face amount of outstanding Letters of Credit.

         "Letter of Credit Reimbursement Obligations" means, at any time, the aggregate of the obligations of the Borrower under all reimbursement agreements in respect of all unreimbursed drawings under Letters of Credit.

         "LIBOR" means the rate (rounded upwards if necessary to the nearest whole one-sixteenth of one percent (1/16%)) equal to the product of Base LIBOR times Statutory Reserves. "Base LIBOR" means the rate per annum determined by the Lender (which determination shall be conclusive in the absence of manifest error) to be the average of the rate at which it is offered Dollars deposits in the interbank Eurodollar market at about 11:00 A.M. London time, two (2) Business Days prior to the beginning of the Interest Period for any LIBOR Borrowing, for delivery on the first day thereof for the number of months comprised therein and in an amount equal to the amount of such LIBOR Borrowing.

         "LIBOR Borrowing" means any Borrowing bearing interest at a rate based on LIBOR.

         "Maturity Date" means September 1, 2000.

         "Net Present Value of Future North American Mining Cash Flow" means, at any time, the net present value of the Borrower's future North American mining operations cash flow as determined by the Lender substantially in the manner reflected on Schedule A attached hereto in accordance with the Lender's current policies and practices applicable to mine financings. Such value shall be recalculated at least annually after Borrower's delivery to the Lender of the business plan and mine plan referred to in Section 5.1(b)(iii) hereof.




                                                      -6-
0198094.04

         "Note" means a promissory note in the form of Exhibit A hereto signed by an Authorized Officer or Agent of the Borrower delivered by the Borrower to the Lender, including all renewals, extensions and replacements thereof.

         "Notice of Borrowing" means a notice of Borrowing by the Borrower, on the Borrower's letterhead and in the form set forth in Exhibit B hereto, signed by an Authorized Officer or Agent of the Borrower.

         "Notice of Conversion or Renewal of Interest" means a notice by the Borrower, on the Borrower's letterhead and in the form set forth in Exhibit C hereto, signed by an Authorized Officer or Agent of the Borrower.

         "Operating Cash Flow" means, for any period, the consolidated net income (or net loss) of the Borrower and its subsidiaries during such period (a) plus, but only to the extent such items shall have been deducted in determining such net income (or net loss), the sum of (i) all interest, fees and costs paid or accrued during such period on Debt, including, without limitation, interest that is imputed in accordance with generally accepted accounting principles on capitalized lease obligations that are included in Debt, (ii) depreciation and amortization of assets, and (iii) income taxes paid or accrued during such period; (b) minus the sum of (i) interest and other income, (ii) income derived from other than the consolidated operations of the Borrower, (iii) income tax benefits, and (iv) to the extent not already deducted in determining such net income, all corporate overhead expenses of the Borrower; all of the above items exclusive of minority interests (except to the extent of cash or cash equivalents in respect thereof actually received by the Borrower in such period); as to all of the foregoing, as determined in accordance with generally accepted accounting principles consistently applied; provided, that, notwithstanding any of the foregoing, regardless of the receipt of any proceeds or any other distributions therefrom, there shall not be considered in calculating Operating Cash Flow any subsidiary which is not a Guarantor hereunder.

         "Person" means an individual, partnership, corporation (including a business trust or bank), joint venture or other entity, or a Governmental Agency.

         "Plan" means a pension plan providing benefits for employees of the Borrower or any affiliate (as such term is defined in the definition of "Termination Event" herein) and covered by Title IV of ERISA.

         "Protection Ratio" means, as at any date, the ratio determined by dividing (i) the Net Present Value of Future North American Mining Cash Flow by
(ii) Total Senior Debt.

         "Regulatory Change" shall mean, with respect to the Lender, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any

                                                      -7-
0198094.04
court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Revolving Advance" has the meaning assigned to it in Section 2.1(a).

         "Revolving Commitment" means as to the Lender initially $25,000,000, as such amount may be subject to reduction or assignment in accordance with the terms hereof.

         "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitations, any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board for a member bank in the Federal Reserve System, for Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D LIBOR Borrowings as shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Taxes" has the meaning assigned to it in Section 6.2(i).

         "Termination Event" means (i) a Reportable Event described in section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for thirty (30) day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower or any of its affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan in a distress termination or the treatment of a Plan amendment as a distress termination under section 4041(c) of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation under section 4042 of ERISA, or (v) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan. For purposes of this definition, the term "affiliate" means any member (whether or not incorporated) of a group which is under common control (within the meaning of the regulations under section 414 of the Internal Revenue Code of 1986, as amended) and of which the Borrower is a member.

         "Total Senior Debt" means, for the Borrower and its subsidiaries on a consolidated basis, the aggregate outstanding principal balance of: (i) the obligations of the Borrower under the Note and this Agreement and financial Letter of Credit Obligations, (ii) the ChemFirst Note, and (iii) all other Debt other than capitalized leases and Debt which is subordinated on terms and conditions acceptable to the Lender. Total Senior Debt shall be determined by the Lender, in its reasonable judgment, based upon its review of a certificate of the Borrower delivered to the Lender which shall set forth in reasonable detail a calculation of Total Senior Debt, together with such financial information as the Lender shall have requested and received from the Borrower, or in the absence

                                                      -8-
0198094.04
of such certificate, such other pertinent financial information as the Lender in its sole discretion shall deem appropriate.


                                    ARTICLE 2

                                      LOANS

         2.1      Revolving Loans.

                  (a) Revolving Advances. The Lender agrees on the terms and conditions set forth herein to make advances ("Revolving Advances") on a revolving basis to the Borrower of various amounts of Funds from time to time on any Business Day during the period from the Closing Date to but not including the Maturity Date, provided that each such Revolving Advance shall be limited to an amount which, when added to the principal amount of all outstanding Revolving Advances, shall not exceed the Revolving Commitment. Each borrowing under this
Section 2.1 (a "Borrowing") shall be in an aggregate amount of (x) in the case of LIBOR Borrowings, five hundred thousand dollars ($500,000) and (y) in the case of Base Borrowings, one hundred thousand dollars ($100,000), or, in either case in an integral multiple of one hundred thousand dollars ($100,000) in excess of the applicable minimum. Subject to the terms and conditions of this Agreement, Borrowings which are repaid or prepaid may be reborrowed.

                  (b) Note. The Borrower shall execute and deliver to the Lender on or prior to the Closing Date a Note to evidence the Lender's Revolving Advances.

         2.2 Making the Advances. Each Borrowing shall be made not later than 11 a.m., Atlanta time, upon one (1) Business Day's notice, in the case of a Base Borrowing, and three (3) Business Days' notice, in the case of a LIBOR Borrowing, by irrevocable written notice pursuant to a Notice of Borrowing from the Borrower to the Lender setting forth (i) the Advance Date, which shall be a Business Day, (ii) the amount of the Borrowing, (iii) whether the Borrowing is to be a Base Borrowing or a LIBOR Borrowing and the applicable Interest Period (if the proposed Borrowing is a LIBOR Borrowing), (iv) such additional information as is required by the Notice of Borrowing. In the event that the Borrower fails to borrow after delivering a Notice of Borrowing hereunder to the Lender, the Borrower shall pay any resulting Breakage Costs to the Lender, and provided such Breakage Costs are promptly paid upon the request of the Lender, such failure to borrow shall not be a default hereunder.

         2.3      Funding of Borrowings; Borrowing Options.

                  (a) Not later than noon (Atlanta time) on the date of a Borrowing, upon the satisfaction of the conditions set forth in Article 3 with respect to such Borrowing, the Lender shall make available to the Borrower the proceeds of such Borrowing at the Lender's Atlanta, Georgia address set forth below. All repayments of Advances and cash payments of interest shall be made to the Lender at said address.


                                                      -9-
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



                  (b) Borrowings may, at the option of the Borrower, be Base Borrowings or LIBOR Borrowings. Borrowings shall bear interest from the Advance Date on the unpaid principal amount thereof from time to time outstanding until due and payable (whether on the Maturity Date, upon acceleration or otherwise)
(i) in the case of Base Borrowings, at a fluctuating rate per annum equal to the Base Rate, as from time to time in effect, and (ii) in the case of LIBOR Borrowings, at a rate per annum equal to the sum of LIBOR for the applicable Interest Period plus three-fourths of one percent (3/4%); provided, however, that if the sum of the principal amount of all outstanding Revolving Advances equals or exceeds fifteen million dollars ($15,000,000), then in the case of LIBOR Borrowings the rate per annum shall be equal to the sum of LIBOR for the applicable Interest Period plus seven-eighths of one percent (7/8%); provided, further that any interest rate for Borrowings hereunder shall be in no event more than the maximum allowed under applicable law. The unpaid balance of principal and, to the extent permitted by law, any accrued interest on Base Borrowings and LIBOR Borrowings shall bear interest payable on demand from the Maturity Date (or such earlier date as such principal has become due by acceleration pursuant to Section 7.1 or by operation of Section 2.8), whether scheduled or accelerated, until paid in full, at a rate per annum equal to (in the case of LIBOR Borrowings) LIBOR plus two percent (2%) until the end of the applicable Interest Period and thereafter at a rate per annum equal to the Base Rate plus one percent (1%), which rate shall change as the Base Rate changes, or (in the case of Base Borrowings) the Base Rate plus one percent (1%), which rate shall change as the Base Rate changes.

         2.4 Payment Dates. The Borrower shall pay interest on each outstanding Base Borrowing in arrears on the first Business Day of each quarter, and on the Maturity Date. The Borrower shall pay interest on each outstanding LIBOR Borrowing on the last day of the Interest Period for such Borrowing but not less frequently than every three (3) months following the date of such Borrowing, and on such date as the LIBOR Borrowing is paid in full. The entire balance of all Advances shall be repaid not later than the Maturity Date. All payments hereunder shall be applied first to interest on past due interest, if any, second to interest due on the outstanding principal balance of the Note as designated by the Borrower (or, if the Borrower makes no designation, as designated by the Lender), and then to principal on Base Borrowings or on LIBOR Borrowings with Interest Periods expiring on the date of payment as designated by the Borrower (or, if the Borrower makes no designation, as designated by the Lender).

         2.5      Fees.

                  (a) Commitment Fee. The Borrower agrees to pay in Dollars to the Lender on the first Business Day of each calendar quarter, commencing on October 1, 1997, up to and including the Maturity Date, a commitment fee for the Revolving Commitment at the rate of one-quarter of one percent (1/4%) per annum of the daily average of the unused amount of the Adjusted Revolving Commitment (determined by subtracting the principal amount of all outstanding Advances from the amount of the Adjusted Revolving Commitment) during the preceding calendar quarter or portion thereof. The first payment shall be made for the period from the Closing Date through September 30, 1997.


                                                      -10-
0198094.04

                  (b) Structuring Fee. The Borrower agrees to pay to the Lender on the Closing Date the structuring fee provided in the letter agreement of even date herewith between the Borrower and the Lender.

         2.6 Reduction of the Commitment. The Borrower shall have the right, upon at least five (5) days' written notice to the Lender, to terminate in whole or in part the unused portion of the Revolving Commitment, provided that each partial reduction of such Commitment shall be in the aggregate amount of five million dollars ($5,000,000) or any greater integral multiple of one million dollars ($1,000,000). The Borrower shall designate in its notice to the Lender the amount of the Revolving Commitment giving effect to such reduction.

         2.7 Optional Prepayment. The Borrower may from time to time, repay Advances hereunder before the Maturity Date without premium or penalty, provided that any such prepayment shall be made together with interest accrued thereon to the date of such repayment and any related Breakage Costs, and provided, further that any prepayment hereunder must be made on a Business Day. The amount of any such prepayment on any date shall be not less than one million dollars ($1,000,000) or any integral multiple of one hundred thousand dollars ($100,000) in excess of such minimum amount (or, if less, the entire outstanding principal amount of Advances).

         2.8      Mandatory Prepayment.

                  (a) Advances in Excess of Revolving Commitment. If on any date the aggregate principal amount of Advances outstanding exceeds the amount of the Revolving Commitment in effect on such date, the Borrower will on such date repay to the Lender such amount, together with interest accrued thereon to the date of such payment and any Breakage Costs, as will cause the Advances outstanding after such repayment to be equal to or less than the amount of the Revolving Commitment.

                  (b) Asset Dispositions. The Borrower shall prepay any Advances, and the Revolving Commitment shall be permanently and irrevocably reduced, by an amount equal to one hundred percent (100%) of the aggregate net proceeds in excess of $1,000,000 realized in any fiscal year by the Borrower and its subsidiaries from any and all Asset Dispositions and Events of Loss to the extent that such aggregate net proceeds are not reinvested by the Borrower in substantially similar assets within 180 days after the date of such disposition.

         2.9 Amount and Allocation of Partial Prepayments. In the case of any partial prepayments of Advances, the aggregate amount repaid shall be allocated by the Lender among all of the Borrowings at the time outstanding in such manner as shall minimize to the greatest extent reasonably possible the amount of any Breakage Costs.

         2.10 Conversion of Borrowings. Unless an Event of Default shall have occurred and be continuing and subject to the terms and conditions of this Agreement, the Borrower shall have the right at any time or from time to time prior to the Maturity Date to convert Base Borrowings to LIBOR Borrowings and LIBOR Borrowings to Base Borrowings in the same aggregate principal amount, or to select a new Interest Period for an outstanding LIBOR Borrowing, provided that: (i)

                                                      -11-
0198094.04
the Borrower shall give the Lender notice of each such conversion or renewal as provided below; (ii) LIBOR Borrowings may be converted or renewed (upon at least five (5) Business Days' notice to the Lender pursuant to a Notice of Conversion or Renewal of Interest) only on the last day of an Interest Period for such Borrowings; (iii) Base Borrowings may be converted at any time upon two (2) Business Days' notice to the Lender pursuant to a Notice of Conversion or Renewal of Interest in a minimum aggregate principal amount of one million dollars ($1,000,000). Each Notice of Conversion or Renewal of Interest shall specify the Borrowings to be converted or renewed, whether such Borrowings are being converted or renewed, the duration of the Interest Period selected and the date of conversion or renewal (which shall be a Business Day). In the event that the Borrower fails to renew any Interest Period for any LIBOR Borrowing before the expiration of such Interest Period, such Borrowing will be automatically converted into a Base Borrowing on the last day of the then current Interest Period for such Borrowing.

         2.11     Inability to Provide Funds.

                  (a) Funds at LIBOR. Notwithstanding anything to the contrary in this Agreement, the Lender shall not be liable for any failure to comply with its obligations under or pursuant to this Article, and the Lender shall be entitled to terminate any arrangements respecting LIBOR Borrowings entered into under this Article without liability, if such failure is caused directly or indirectly, wholly or partly, by:

                           (i) Lack of availability in the interbank Eurodollar market of Dollar deposits in the principal amount and for a period equal to the relevant Interest Period; or

                           (ii)     Failure of LIBOR to accurately reflect the
cost of the Lender of making, funding or maintaining the LIBOR Borrowing; or

                           (iii) Any change in financial, political or economic conditions or currency exchange rates making it impractical for the Lender to make, fund or maintain the LIBOR Borrowing; or

                           (iv) Any change in applicable law or regulation or in the interpretation thereof making it unlawful or impractical for the Lender to make, fund or maintain the LIBOR Borrowing.

The Lender shall give prompt notice of the foregoing to the Borrower and upon the sending of such notice, any obligation of the Lender to make, fund or maintain the LIBOR Borrowing shall terminate and the Lender shall make, fund or maintain such Borrowing as a Base Borrowing.

                  (b) Commercial Impracticability. In the event that, by reason of any Regulatory Change, the Lender either (i) incurs any incremental costs which the Lender determines are attributable to its making or maintaining any Advances or its obligation to make any Advances hereunder, or any reduction in any amount receivable by the Lender hereunder in respect of any of such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") based on or measured by the excess above a specified level

                                                      -12-
0198094.04
of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on LIBOR Borrowings or Base Borrowings is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender which includes LIBOR Borrowings or Base Borrowings or (ii) becomes subject to restrictions on the amount of such category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the Borrower, the obligation of the Lender to make additional Advances of such type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.11(a) hereof shall be applicable).

         2.12     Yield Protection.

                  (a) Increased Costs. If due to (i) the imposition or increase of the taxes (other than income taxes) on amounts payable by the Borrower hereunder or (ii) the introduction of, or any Regulatory Change (including, without limitation, any change by way of imposition or increase of reserve requirements) or (iii) the compliance by the Lender with any guideline or request from any central bank or other governmental authority respecting capital requirements or any other matter (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Advances or resulting in a reduction of the amounts which the Lender is entitled to receive and retain hereunder, then the Borrower shall from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to indemnify the Lender against such cost.

                  (b) Capital Requirements. In the event that at any time after the date of this Agreement any Regulatory Change shall, in the reasonable opinion of the Lender, require that its Revolving Commitment (or any portion thereof) be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital or equity to be maintained by the Lender or any corporation controlling or affiliated with the Lender and such Regulatory Change shall have the effect of reducing the rate of return on the Lender's or such corporation's capital or equity, as the case may be, as a consequence of the Lender's obligations hereunder to a level below that which the Lender or such corporation, as the case may be, could have achieved but for such Regulatory Change (taking into account the Lender's or such corporation's policies, as the case may be, with respect to capital adequacy and any payments made to the Lender pursuant to Section 2.12(a) which relate to capital adequacy) by an amount reasonably deemed by the Lender to be material, then from time to time following written notice by the Lender to the Borrower of such Regulatory Change, within five (5) days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or such corporation, as the case may be, for such reduction.

                  (c) Payment of Compensation. If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.12, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the method of computation of any additional amounts payable pursuant to this Section 2.12, submitted by the Lender to the Borrower, shall be delivered to the Borrower promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The

                                                      -13-
0198094.04
covenants in this Section 2.12 shall survive the termination of this Agreement and the payment of the Note.

         2.13 Payments and Computations. The Borrower shall make each payment hereunder and under the Note not later than 11 A.M. (Atlanta time) on the day when due in lawful money of the United States of America to the Lender at its address set forth after its signature to this Agreement in immediately available funds. The Borrower hereby authorizes the Lender, if and to the extent payment is not made when due hereunder, to charge from time to time against the Borrower's account with the Lender any amount so due. All computations of interest under the Note and the commitment fee specified in Section 2.5 hereof shall be made by the Lender on the basis of a year of three hundred sixty (360) days (or, in the case of Base Borrowings, three hundred sixty-five (365) days) for the actual number of days (including the first day but excluding the last day) elapsed.

         2.14 Advance, Conversion, Renewal or Payment on Business Day. All Advances or payments to be made hereunder and all renewals of Interest Periods for LIBOR Borrowings shall be made on a Business Day. Whenever any Advance, conversion or payment in respect of a Base Borrowing to be made hereunder shall be stated to be due on a day which is not a Business Day, such Advance, return, conversion, renewal or payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be. Whenever any payment, conversion or renewal in respect of a LIBOR Borrowing to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment, conversion or renewal shall be made on the next preceding Business Day.


                                    ARTICLE 3

                              CONDITIONS OF LENDING

         3.1 Conditions Precedent to the Initial Borrowing. The obligation of the Lender to make its initial Advance hereunder is subject to the conditions precedent that the Lender shall have received the following on or before the initial Advance, each dated the Closing Date, in form and substance satisfactory to the Lender:

                  (a) This Agreement and the Note duly executed by an Authorized Officer or Agent of the Borrower;

                  (b) Certified copies of the resolutions of the Board of Directors of the Borrower approving and authorizing the execution and delivery of this Agreement and the Note, and of all documents evidencing other necessary corporate action and governmental approvals with respect to this Agreement and the Note;

                  (c) Certified copies of the charter and by-laws of the Borrower, and a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures

                                                      -14-
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



of the officers of the Borrower authorized to sign this Agreement and the Note and the other documents to be delivered hereunder;

                  (d) Certified copies of the resolutions of the Board of Directors of the Guarantor approving and authorizing the execution and delivery of this Agreement by the Guarantor, and of all documents evidencing other necessary corporate action and any governmental approvals with respect to the Agreement;

                  (e) Certified copies of the charter and by-laws of the Guarantor, and a certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign the Agreement;

                  (f) A favorable opinion of counsel for the Borrower and the Guarantor in form satisfactory to the Lender;

                  (g) Evidence that the structuring fee referred to in Section 2.5(b) has been disbursed to the Lender; and

                  (h) A satisfactory review by the Lender's environmental risk group of the environmental policies, procedures and liabilities of the Borrower and the Guarantor.

         3.2 Conditions Precedent to All Borrowings, Conversions and Renewals. The obligation of the Lender to make any Advance including the initial Advance (and, with respect to subsection (a)(iii) below, the obligation of the Lender to make each conversion or renewal in respect of an outstanding Advance) shall be subject to the further conditions precedent that on the date of such Advance (and, with respect to subsection (a)(iii) below, on the date of such conversion or renewal):

                  (a) The following statements shall be true: (i) the representations and warranties contained in Article 4 hereof are true and correct and with the same effect as though made as of the date of such Advance, and since December 31, 1996 there has been no material adverse change in the business or financial condition of the Borrower or the Guarantor, (ii) there is no pending , or to the knowledge of the Borrower or the Guarantor, threatened, action, suit or proceeding affecting the Borrower or the Guarantor before any court, Governmental Agency or arbitrator which could reasonably be expected to have a material adverse effect upon the business or financial condition of the Borrower or the Guarantor, and (iii) no event or condition has occurred and is continuing, or would result from such Borrowing or the application of the proceeds thereof, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and the giving of the Notice of Borrowing (and, with respect to subsection
(a) (iii) only, the giving of the Notice of Conversion or Renewal of Interest) by the Borrower shall be deemed to constitute a representation and warranty by the Borrower that at the date of such Advance the foregoing statements are true; and

                  (b) The Lender shall have received for such Advance the Notice of Borrowing or the Notice of Conversion or Renewal of Interest, as appropriate.


                                                      -15-
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



                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Borrower and the Guarantor. The Borrower and the Guarantor each represent and warrant as follows:

                  (a) Organization, Good Standing. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada. The Borrower and the Guarantor are and at all times will be duly qualified or otherwise authorized to do business wherever necessary to own or lease their properties and to conduct their businesses and operations.

                  (b) Authorization, No Conflict. The execution, delivery and performance by the Borrower of this Agreement and the Note, and by the Guarantor of this Agreement, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or the Guarantor, (ii) contravene the Borrower's or the Guarantor's charter or by-laws, (iii) violate any provision of any law, rule, regulation (including, without limitation, Regulation X of the Federal Reserve Board), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or the Guarantor, (iv) result in a breach of or constitute a default under or require the consent of any party pursuant to any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or the Guarantor is a party or by which they or their properties may be bound or affected, or (v) result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or the Guarantor; and neither the Borrower nor the Guarantor is in material default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  (c) No Other Action Required. No authorization or approval or other action by, and no notice to or filing with, any Governmental Agency or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement and the Note or for the due execution, delivery and performance by the Guarantor of this Agreement.

                  (d) Validity and Binding Nature of Agreement and Note. This Agreement is, and the Note when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, and this Agreement is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and except to the extent that equitable remedies, including specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction.


                                                      -16-
0198094.04

                  (e) Other Agreements. Neither the Borrower nor the Guarantor is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would reasonably be expected to have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of the Borrower or the Guarantor, or on the ability of the Borrower to carry out its obligations under this Agreement or the Note or on the ability of the Guarantor to carry out its obligations under this Agreement.

                  (f) Financial Statements. The consolidated balance sheets of the Borrower at December 31, 1996 and June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows of the Borrower for the year and the quarter then ended, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower and the Guarantor as at such dates, and the results of their operations and their cash flows for the year and the quarter ended on such dates, in accordance with generally accepted accounting principles consistently applied. Since December 31, 1996 there has been no material adverse change in the financial condition or operations of the Borrower or the Guarantor.

                  (g) Litigation, Contingent Liabilities, Taxes. There is no pending or, to the Borrower's knowledge, threatened action or proceeding affecting the Borrower or the Guarantor or any of their respective properties before any court, Governmental Agency or arbitrator, which could have a materially adverse effect on the financial condition or operations of the Borrower or the Guarantor. Neither the Borrower nor the Guarantor has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 4.1(f).

                  (h) Condition of Business and Properties. Neither the business, properties or operations of the Borrower or of the Guarantor as of the date of this Agreement are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) materially and adversely affecting such business, properties or operations of the Borrower or of the Guarantor.

                  (i) Compliance With Applicable Laws. All work performed and other actions or omissions to act at the properties of the Borrower and the Guarantor and the current condition of the properties of the Borrower and the Guarantor comply in all material respects with all applicable laws, ordinances, rules and regulations of any Governmental Agency and with all directives, rules and regulations of officers of every Governmental Agency having jurisdiction over the properties and operations of the Borrower and the Guarantor, and there are no existing material violations of any such applicable laws, ordinances, directives, rules or regulations.

                  (j) Environmental Matters. To the best knowledge of the Borrower and the Guarantor, except for normal or anticipated circumstances incurred in the regular course of the business of the Borrower and the Guarantor, which circumstances do not have a materially adverse effect on the respective financial condition or operations of the Borrower or the Guarantor, and except as previously disclosed in writing to the Lender, (i) the properties and operations of the Borrower and the Guarantor comply in all material respects with all applicable Environmental Laws; (ii) none of the properties or operations of the Borrower or the Guarantor is subject to any judicial

                                                      -17-
0198094.04
or administrative proceeding alleging the material violation of any Environmental Laws; (iii) none of the properties or operations of the Borrower or the Guarantor is the subject of any investigation concerning any use or release of any Hazardous Substance; (iv) neither the Borrower nor the Guarantor nor any predecessor of the Borrower has filed any notice under any Environmental Laws indicating past or present material treatment, storage or disposal of a hazardous waste or reporting a material spill or release of a Hazardous Substance into the environment; (v) neither the Borrower nor the Guarantor has any material contingent liability in connection with any release of any Hazardous Substance into the environment, including any material liability arising in connection with the acts or omissions of any past owner or operator of any of the premises owned, leased or used by the Borrower or the Guarantor;
(vi) none of the Borrower's or the Guarantor's operations involve the generation, transportation, treatment, storage or disposal of Hazardous Substances (other than in the normal course of and incidental to their business operations); (vii) neither the Borrower nor the Guarantor has improperly disposed of any material amount of any Hazardous Substance in, on or about any premises owned, leased or used by it or them; (viii) each surface impoundment or underground storage tank located in, on or about any of the premises owned, leased or used by the Borrower or the Guarantor complies in all material respects with applicable Environmental Laws; and (ix) (A) no lien in favor of any Governmental Agency for any liability under Environmental Laws exists, and
(B) no claim for damages arising from or costs incurred by such Governmental Agency in response to a release of any Hazardous Substance into the environment is pending or attached to any of the premises owned, leased or used by the Borrower or the Guarantor.

                  (k) Taxes. Each of the Borrower and the Guarantor has timely filed all tax returns and reports required to have been filed and has paid all taxes required to have been paid by it, except (i) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or the Guarantor, as applicable, has set aside on its books adequate reserves, or
(ii) to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect on the financial condition or operations of the Borrower or the Guarantor.

                  (l) Liens. None of the assets of the Borrower or the Guarantor is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith by appropriate proceedings, and (iii) in connection with capitalized leases and as otherwise disclosed in the financial statements referred to in Section 4.1(f).

                  (m) Employee Benefit Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations and no Termination Event with respect to any Plan has occurred.

                  (n) Regulation U. Neither the Borrower nor the Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no proceeds of any Advance will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.


                                                      -18-
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



                  (o) Investment Company Act. Neither the Borrower nor the Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (p) No Misstatements of Fact. No information, schedule or report furnished by the Borrower or the Guarantor to the Lender in writing in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (q) No Default. No Event of Default has occurred and is continuing.


                                    ARTICLE 5

                   COVENANTS OF THE BORROWER AND THE GUARANTOR

         5.1 Affirmative Covenants. So long as any obligation under the Note shall remain outstanding or the Lender shall have any Revolving Commitment hereunder, the Borrower and the Guarantor hereby covenant and agree as follows:

                  (a) Compliance With Laws, Etc. The Borrower and the Guarantor shall comply in all material respects with all Governmental Requirements, including without limitation all Environmental Laws, now in force or that may be enacted hereafter and with all directives, rules and regulations of officers of any Governmental Agency now having or hereafter acquiring jurisdiction over the operations or properties of the Borrower or the Guarantor.

                  (b)      Reporting Requirements.

                           (i) Annual Financial Statements. Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, consolidated balance sheets of the Borrower and the Guarantor as of such last day of the fiscal year, and consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and certified without qualification by a nationally recognized firm of independent certified public accountants satisfactory to the Lender as fairly presenting the financial position and the results of operations and cash flows of the Borrower and the Guarantor as at its date and for such year and as having been prepared in accordance with generally accepted accounting principles consistently applied.

                           (ii) Quarterly Reports. As soon as available, but in any event within fifty (50) days after the end of the Borrower's first three fiscal quarters (and for purposes of calculating the financial ratio in Section 5.3(b) hereof, for the immediately preceding four consecutive fiscal quarters necessary to such calculation), consolidated balance sheets of the Borrower and the Guarantor as of the last day of such quarter and consolidated statements of operations, stockholders' equity and cash flows for such period, and on a comparative

                                                      -19-
0198094.04
         basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the president or chief financial officer of the Borrower as accurately presenting the financial position and results of operations and cash flows of the Borrower and the Guarantor as at its date and for such period and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to non-material, year-end audit adjustments in accordance with generally accepted accounting principles).

                           (iii) Business Plan. Annually, as soon as available, but in any event within thirty (30) days after the last day of each of its fiscal years, a business/mine plan relating to the operations of the Borrower and the Guarantor, together with appropriate supporting details and statement of underlying assumptions.

                           (iv) Turquoise Ridge. Subsequent to the initial Advance borrowed hereunder, the Borrower shall furnish to the Lender as soon as available and in any event within fifteen (15) days after the end of each month, a monthly management report summarizing the progress toward completion of the Turquoise Ridge mine project, and after such mine has commenced commercial production, a periodic report of the quantity and quality of ore mined and production costs in form acceptable to the Lender.

                           (v) No Default Certificate. At the same time as it delivers the financial statements required under the provisions of Sections 5.1(b)(i) and (ii) hereof, a certificate of the president or chief financial officer of the Borrower to the effect that no Event of Default and no default under any other agreement to which the Borrower or the Guarantor is a party or by which it is bound, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions and the nature of any corrective action taken or proposed to be taken. Such certificate shall be accompanied by a detailed calculation indicating compliance with the financial covenants contained in Sections 5.3(a) and 5.3(b) hereof.

                           (vi) Other Reports. The Borrower and the Guarantor shall furnish to the Lender: (A) any correspondence or notices received by the Borrower from any federal, state or local governmental authority regulating the operations of the Borrower or the Guarantor relating to
         (1) a Plan or (2) an actual or threatened change or development (including any regulatory directive or order) that in either case could be materially adverse to the Borrower or the Guarantor; (B) promptly after the filing or receiving thereof, copies of all notices which the Borrower receives from any Governmental Agency alleging its material noncompliance with Environmental Laws or actual or potential liability for cleanup, remediation or removal of any Hazardous Substance wherever located and any replies of the Borrower filed in response thereto; (C) promptly upon becoming aware of any actual or proposed Change in Control, a notice setting forth the particulars thereof; and (D) such other information regarding the business, operations or financial condition of the Borrower or the Guarantor, or such other financial data or information evidencing compliance with the requirements of this Agreement, as the Lender may from time to time reasonably request.

                                                      -20-
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



                  (c) Visitation Rights. The Borrower shall at any reasonable time during normal business hours and from time to time, on reasonable notice, permit the Lender or any agents or representatives thereof to (i) examine and make copies of and abstracts from the records and books of account of the Borrower; (ii) discuss the affairs, finances and accounts of the Borrower with any of its officers or its Board of Directors; and (iii) visit and inspect any mine, mill or facility on the Getchell Property.

                  (d) Maintenance of Insurance. The Borrower and the Guarantor shall maintain such insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily and prudently carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Guarantor operate.

                  (e) Maintenance of Properties, Etc. The Borrower and the Guarantor will maintain or cause to be maintained in good repair, working order and condition all material properties used in its business and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                  (f) Keeping of Records and Books of Account. The Borrower and the Guarantor shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Borrower and the Guarantor.

                  (g) Preservation of Corporate Existence, Licenses, Etc. The Borrower and the Guarantor shall (i) preserve and maintain their corporate existence, rights, franchises and privileges in the jurisdictions of their incorporation, (ii) maintain all consents, licenses, approvals, permits and authorizations material to the conduct of their businesses and operations or the ownership of their properties, and (iii) qualify and remain qualified as foreign corporations in each jurisdiction in which such qualification is necessary or desirable.

                  (h) Mining Business. The Borrower and the Guarantor shall engage solely in the business of exploring for, developing, owning interests in and operating precious metals properties, particularly gold mines, and in activities incidental thereto, and shall conduct their businesses in accordance with generally accepted industry practices.

                  (i) Notice of Default; Litigation; ERISA Matters. The Borrower shall furnish to the Lender written notice as soon as possible, and in any event within five (5) Business Days after the occurrence of any of the following events or circumstances: (i) the occurrence of any Event of Default (or event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default), including a statement of the president or chief financial officer of the Borrower setting forth the details of such Event of Default (or such event or condition) and the action which the Borrower proposes to take with respect thereto; (ii) any litigation, legal proceeding, action or dispute involving amounts in excess of $500,000 affecting the Borrower or the Guarantor (whether or not fully covered by insurance), or seeking injunctive or similar relief which, if adversely determined, could have a materially adverse effect on the Borrower or the Guarantor;

                                                      -21-
0198094.04

(iii) the occurrence of any Termination Event; and (iv) any other event, circumstance or condition, including without limitation any development relating to an environmental liability, which could have a material adverse effect on the business, operations, properties or financial condition of the Borrower or the Guarantor.

                  (j) Payment of Taxes and Other Claims. The Borrower and the Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon them or upon their income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon their respective properties; provided, however, that the Borrower and the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings if the Borrower and the Guarantor shall have set aside on their books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  (k) Additional Guarantors. The Borrower will cause each subsidiary of the Borrower established or created after the Closing Date to execute a guarantee of the obligations of the Borrower hereunder substantially on the terms contained in Article 6 hereof and in form satisfactory to the Lender.

                  (l) Further Assurances. The Borrower and the Guarantor shall promptly and duly execute and deliver to the Lender such instruments, reports or other documents and take such further action as the Lender may from time to time reasonably request in order to evidence, perfect or otherwise implement the obligations of the Borrower and the Guarantor provided for in this Agreement.

         5.2 Negative Covenants. So long as any obligation under the Note shall remain outstanding or the Lender shall have any Revolving Commitment hereunder, the Borrower and the Guarantor each hereby covenant and agree that it shall not:

                  (a) Debt. Create, incur, assume or suffer to exist, directly or indirectly, any funded Debt except (i) Debt incurred pursuant to this Agreement and the Note and Letters of Credit issued by the Lender; or (ii) Debt represented by the outstanding promissory note of the Borrower to ChemFirst Inc. due September 22, 2000 with a current principal balance of $25,300,000 (the "ChemFirst Note"); provided, however, that the Borrower shall not modify or amend any terms or provisions of the ChemFirst Note, or optionally prepay any portion of the ChemFirst Note while any Advances are outstanding under the Note, without the prior written consent of the Lender; or (iii) capitalized leases and Debt secured by the security interests referred to in Section 5.2(b)(vii) hereof in an aggregate amount not exceeding $15,000,000.

                  (b) Liens, Etc. Create, incur, assume or suffer to exist, directly or indirectly, any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance whether or not determined (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive the production, proceeds or income therefrom, except that the foregoing

                                                      -22-
0198094.04
restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

                           (i) for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings;

                           (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business in an amount which at no time exceeds $100,000;

                           (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                           (iv) arising out of pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money), or to secure public or statutory obligations of the Borrower or the Guarantor, in an amount which at no time exceeds $100,000;

                           (v) arising out of deposits to secure, or in lieu of, surety, appeal or customs bonds in proceedings to which the Borrower or the Guarantor is a party in an amount which at no time exceeds $100,000;

                           (vi) arising out of operating leases entered into in the ordinary course of business and under which the aggregate annual rentals do not exceed $500,000;

                           (vii) of purchase money  mortgages and other security
         interests on equipment acquired, leased or held by the Borrower or the Guarantor (including equipment held by the Borrower or the Guarantor as lessee under leveraged leases) in the ordinary course of business to secure the purchase price of such equipment or to secure Debt incurred solely for the purpose of financing the acquisition (including acquisition as lessee under leveraged leases), construction or improvement of any such equipment to be subject to such mortgages or security interests, or mortgages or other security interests existing on any such equipment at the time of such acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such mortgage or other security interest shall extend to or cover any equipment other than the equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or security interest being extended, renewed or replaced; and provided, further, that the aggregate principal amount of the Debt of the Borrower and the Guarantor at any one time outstanding and secured by mortgages and other security interests permitted by this clause (vii) shall not exceed $15,000,000 and that any such Debt shall not otherwise be prohibited by the terms of this Agreement; and


                                                      -23-
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



                           (viii) zoning restrictions, easements, licenses, restrictions on the use of properties or minor irregularities in title thereto, which do not materially impair the use of such properties in the operations of the Borrower or the Guarantor in the ordinary course of business or the value of such properties for the purpose of such businesses.

                  (c) Restriction on Fundamental Changes. (i) Enter into any transaction of merger, consolidation or other reorganization having a similar result or effect; (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its subsidiaries, whether now owned or hereafter acquired; or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person; provided that the foregoing restrictions shall not apply to any merger of a subsidiary of the Borrower with and into the Borrower or to a merger in which the Borrower is the surviving corporation or the purchase of all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, provided that upon the consummation of such merger or purchase no Event of Default shall have occurred and be continuing or would occur after giving effect to such merger or purchase.

                  (d) Asset Dispositions. Engage in any Asset Disposition unless
(i) such Asset  Disposition is for  consideration at least 75% of which is cash,
(ii) such consideration is at least equal to the fair market value of the assets sold, transferred, leased or disposed of, and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this Section 5.2(d) shall not exceed (A) $2,000,000 in any fiscal year or (B) $4,000,000 in the aggregate; provided, however, that where the aggregate net proceeds of any Asset Disposition are reinvested by the Borrower or the Guarantor in substantially similar assets within 180 days after the date of disposition, such Asset Disposition shall not be counted for purposes of calculating the $2,000,000 annual limitation (but nevertheless shall be counted for purposes of calculating the $4,000,000 aggregate limitation) in clause (iii) above; and provided, further, that if the Borrower shall enter into a "lay-back" or similar agreement with Newmont Mining Corporation relating to Sections 13, 25 and/or 36 of the Getchell Property, such transaction shall be excluded for purposes of the limitations set forth above.

                  (e) Investments and Loans. Make or permit to exist investments in or loans to any other Person, except: (i) investments in short-term direct obligations of the United States or Canadian governments; (ii) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any bank or trust company which is organized under the laws of the United States or any state thereof or Canada and has capital, surplus and undivided profits aggregating at least $250,000,000; (iii) investments in commercial paper rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc.; and (iv) loans and advances to employees for moving, entertainment, travel, purchases of stock in the Borrower and other similar expenses in the ordinary course of business.

         5.3 Financial Covenants. So long as any obligation under the Note shall remain outstanding or the Lender shall have any Revolving Commitment hereunder, the Borrower hereby covenants and agrees that it will have or maintain, on a consolidated basis, at all times:


                                                      -24-
0198094.04

                  (a) a Protection Ratio, determined as of the end of each fiscal quarter, of not less than 1.50 to 1; and

                  (b) an Interest Coverage Ratio, determined as of the end of each fiscal quarter beginning with the fiscal quarter ended December 31, 1998, of not less than 2.00 to 1.


                                    ARTICLE 6

                          ABSOLUTE CONTINUING GUARANTEE

         6.1 Undertaking. For and in consideration of the entering into by the Lender of this Agreement, and in order to provide the Lender with further assurance of the Borrower's payment of any and all indebtedness under this Agreement, the Guarantor guarantees and promises to pay the Lender when due any amounts now or at any time hereafter owed by the Borrower to the Lender, pursuant to this Agreement or the Note (such amounts owed by the Borrower to the Lender are sometimes hereinafter referred to as the "indebtedness"). The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, interest and other obligations and liabilities of the Borrower under this Agreement or the Note.

         6.2 Unconditional Guarantee. The Guarantor hereby agrees that this guarantee is an absolute, unconditional, continuing guarantee subject to the following terms and conditions:

                  (a)  Authorization.   The  Guarantor  authorizes  the  Lender,
without notice to, demand of, or consent from the Guarantor, and without affecting its liability to the Lender hereunder, from time to time, to (i) renew, extend, accelerate or otherwise change the time or place for payment of, or otherwise change the terms of, the indebtedness or any part thereof, including an increase or decrease of any rate of interest thereon; (ii) take and hold security (including other guarantees) for the payment of the indebtedness or this guarantee, and exchange, enforce, waive, surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part any such security, or fail to perfect its interest in any such security, or to establish its priority with respect thereof; (iii) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; (iv) release or substitute, in whole or in part, the Borrower or any one or more endorsers or guarantors of any or all of the indebtedness; (v) settle or compromise any or all of the indebtedness with the Borrower or any endorser or guarantor of the indebtedness; and (vi) subordinate any or all of the indebtedness to any other indebtedness of or claim against the Borrower or any other Guarantor, whether owing to or existing in favor of the Lender or any other party. The Guarantor shall be and remain bound hereunder notwithstanding any such renewal, extension, acceleration, change, taking, holding, exchange, enforcement, waiver, surrender, modification, impairment, alteration, renewal, continuation, compromise, release, failure, application, direction, substitution, settlement or subordination. The Lender may assign this guarantee in whole or in part.

                  (b) Continuing Guarantee. This is a continuing guarantee becoming effective to the full extent stated herein upon execution of this Agreement and remaining effective until the

                                                      -25-
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



transactions contemplated by this Agreement have been completed and all indebtedness has been fully and finally paid. In the event that the Borrower becomes insolvent or may be adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition be filed against the Borrower, or the Borrower becomes the subject of any proceedings under any laws or regulations of any jurisdiction relating to the relief of debtors, and in any such proceedings some or all of the indebtedness shall be terminated or rejected or any obligation of the Borrower thereunder modified or abrogated, the Guarantor agrees that its liability hereunder shall not thereby be affected or modified, and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This guarantee shall continue to be effective or reinstated, as the case may be, if any payment of any indebtedness must be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or otherwise, as though such payment had not been made.

                  (c) Waiver of Notice, Etc. The Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default, and notices of acceptance of this guarantee and of the existence, creation or incurring of new or additional indebtedness. At the option of the Lender, the Guarantor may be joined in any action or proceeding commenced by the Lender against the Borrower in connection with or based upon the indebtedness or any security therefor and recovery may be had against the Guarantor in such action or proceeding against the Guarantor, without any requirement that the Lender first assert, prosecute or exhaust any remedy or claim against the Borrower. Without limiting the foregoing, the Guarantor acknowledges that repeated and successive demands may be made and payments made hereunder in response to such demands as and when, from time to time, the Borrower may default in payment of the indebtedness. Notwithstanding any such payments hereunder, this guarantee shall remain in full force and effect and shall apply to any and all subsequent defaults by the Borrower in payment of the indebtedness. All settlements, compromises, compositions, accounts stated and agreed balances made in good faith between the Lender and the Borrower shall be binding upon the Guarantor.

                  (d) Additional Waivers. The Guarantor waives any and all rights to require the Lender to (i) proceed against the Borrower or any other guarantor, (ii) proceed against or exhaust any security held from the Borrower or any other guarantor, or (iii) pursue any other remedy in the Lender's power whatsoever. The Lender may, at its election, exercise any right or remedy it may have against the Borrower or any security now or hereafter held by the Lender, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale and regardless of whether such sale is deemed to be commercially reasonable, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the indebtedness may thereby be paid. Only the net proceeds from any such foreclosure, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the indebtedness. The Lender may at its discretion purchase all or any part of such security so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the indebtedness for which such security is held. The Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any such security,

                                                      -26-
0198094.04
whether resulting from such election by the Lender, any defect in, failure of or loss or absence of priority with respect to the Lender, interest in such security, or otherwise. The Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower. The Guarantor shall have no right of subrogation, and waive any right to enforce any remedy which the Lender now has or may hereafter have against the Borrower, and waives any and all benefit of or right to participate in any security now or hereafter held by the Lender.

                  (e) Independent Obligations. The obligations hereunder are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor, whether action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

                  (f) Subordination. Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated and postponed to the indebtedness of the Borrower to the Lender, and the Guarantor agrees that it will not accelerate the maturity of such indebtedness; and such indebtedness of the Borrower to the Guarantor, if the Lender so requests, shall be collected, enforced and received by the Guarantor as trustee for the Lender and be paid over to the Lender, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this guarantee. This subordination and postponement is independent of this guarantee.

                  (g) Inquiry Into Powers, Etc. It is not necessary for the Lender to inquire into the powers of the Borrower or its officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Any sum which may not be recoverable from the Guarantor on the basis of a guarantee shall be recoverable from the Guarantor as the principal debtor and shall be paid to the Lender on demand with interest. The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the indebtedness which diligent inquiry would reveal, and agree that the Lender shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances.

                  (h) Assignment. The Guarantor may not assign its rights or delegate its obligations hereunder voluntarily or by operation of law without in each case obtaining the Lender's prior written consent, and any purported assignment or delegation without such consent shall be null and void. Consent by the Lender to any such assignment or delegation shall not relieve the Guarantor of any obligations or liabilities hereunder, unless such consent so states. No such consent shall constitute consent to any other or subsequent such assignment or delegation.

                  (i) Taxes. The Guarantor will (i) pay all principal, interest, fees and all other amounts payable hereunder to the Lender free and clear and without deduction for any and all present and future taxes, duties, levies, compulsory loans, imposts, deductions, fees, charges,

                                                      -27-
0198094.04
restrictions, conditions and withholdings, of whatsoever nature, if any, and all liabilities with respect thereto, excluding as to the Lender those which are imposed by the United States of America, or any other country in which the Lender's principal office or its lending branch is or may become organized or established, or any political subdivision or taxing authority in such respective countries and are imposed on or measured by the net income of the Lender of its lending branch or are imposed on or measured by the gross income, or gross receipts of, the Lender or its lending branch and are in lieu of taxes on or measured by the net income ("Taxes"); and (ii) pay and indemnify the Lender against any liability for any interest equalization and similar taxes, stamp or any other transfer taxes with respect to this Agreement, and taxes (net of applicable deduction and credits actually taken) of all jurisdictions with respect to any amounts paid under this provision. If any Taxes or amounts to be paid under subsection (ii) of the preceding sentence are paid by the Lender or if the Guarantor is required by applicable law to make any deduction or withholding as aforesaid from any payment of the principal or interest (including interest on any overdue principal) due hereunder or any other fees or amounts due hereunder in respect of any such Taxes, the Guarantor shall pay such amount that after payment of any such Taxes to the appropriate taxing authority there shall be paid to the Lender the net amount otherwise payable hereunder in the absence of such Taxes.

                  (j) Agreement To Pay. All payments by or on behalf of the Guarantor hereunder shall be in lawful money of the United States of America. The Guarantor agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses which may be incurred by the Lender in the enforcement of this guarantee.


                                    ARTICLE 7

                                EVENTS OF DEFAULT

         7.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Nonpayment of Note, Etc. The Borrower shall fail to pay any principal of the Note when due (whether at stated maturity or by prepayment or otherwise), or shall fail to pay any interest hereunder or on the Note, or any fees payable hereunder, within three days after the same shall become due; or

                  (b) Representations and Warranties. Any representation or warranty made by the Borrower or the Guarantor (or any of its officers) under or in connection with this Agreement shall prove to have been incorrect in any material respect when made, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Borrower or the Guarantor to the Lender shall prove to have been incorrect in any material respect when made; or

                  (c) Noncompliance With This Agreement. The Borrower or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on

                                                      -28-
0198094.04
its part to be performed or observed and any such failure shall remain unremedied for fifteen (15) days after written notice thereof shall have been given to such Person by the Lender; or

                  (d) Nonpayment of Other Indebtedness for Borrowed Money. The Borrower or the Guarantor shall fail to pay any Debt in excess of one million dollars ($1,000,000) in principal amount (but excluding Debt evidenced by the Note) of the Borrower or the Guarantor, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt, unless such default or event shall be waived by the holders or trustees for such Debt or unless such default or event of default is being contested in good faith and for which adequate reserves have been provided; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) Bankruptcy, Insolvency, Etc. The Borrower or the Guarantor ceases to be solvent or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or the Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against the Borrower or the Guarantor, shall remain undismissed for a period of sixty (60) days; or the Borrower or the Guarantor shall take any corporate action to authorize any of the actions set forth in this subsection (e); or

                  (f) Judgment. Final judgment(s) or order(s) for the payment of money aggregating in excess of five hundred thousand dollars ($500,000) shall be rendered against the Borrower or the Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment(s) or order(s), by reason of a pending appeal or otherwise, shall not be in effect for any period of ten
(10) consecutive days; or

                  (g) Repudiation or Termination of the Guarantee. The Guarantor shall have terminated or repudiated all or any part of its liability under
Article 6 before the transactions contemplated by this Agreement have been completed and all indebtedness hereunder has been fully and finally paid; or

                  (h) Termination Event. Any Termination Event with respect to a Plan shall have occurred and be continuing thirty (30) days after notice thereof shall have been given by the Borrower or the Guarantor to the Lender and such Plan's aggregate Amount of Unfunded Benefit Commitments (as defined in section 4001(a)(18) of ERISA) exceeds five hundred thousand dollars ($500,000) (or in the case of a Termination Event involving the withdrawal of a substantial

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



employer, the withdrawing employer's proportionate share of such aggregate Amount of Unfunded Benefit Commitments exceeds such amount); or

                  (i) Cessation of Business. The Borrower or the Guarantor ceases or threatens to cease to carry on its business in the ordinary course; or

                  (j) Material Adverse Change. There shall occur any event, or any condition shall exist, which materially adversely affects (i) the ability of the Borrower or the Guarantor to perform its obligations under this Agreement, or (ii) the business or financial condition of the Borrower or the Guarantor; or

                  (k) Change in Control. A Change in Control shall have occurred and the Lender reasonably determines that such Change in Control materially adversely affects its position as Lender hereunder;

then, upon the occurrence of an Event of Default under subsection (e) above, automatically, without notice of any kind, the obligation of the Lender to make Advances shall terminate and the unpaid balance of the Note, all interest thereon and all other amounts payable under this Agreement, shall become immediately due and payable; and, upon the occurrence of any other Event of Default, the Lender, by notice to the Borrower, may (i) declare the obligation of the Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable (except in the case of a declaration by the Lender pursuant to subsection (k) above, in which case all such amounts shall be due and payable 30 days from the date of such declaration if the Lender is unwilling or unable to renegotiate the terms of this Agreement on a mutually satisfactory basis with the Borrower); whereupon all Advances shall be immediately repaid and all such interest and all such amounts shall become and be forthwith due and payable, together with any Breakage Costs and any other transaction and other costs shall be paid forthwith to the Lender, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.


                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Amendments, Etc. Except as otherwise expressly provided in this Agreement, no amendment or waiver of any provision of this Agreement or of the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and, in the case of any amendment, by the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including facsimile transmissions) and mailed, sent by facsimile or delivered, if to the

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



Borrower or the Guarantor, c/o Getchell Gold Corporation, 5460 South Quebec Street, Suite 240, Englewood, Colorado 80111, Attention: Vice President and Chief Financial Officer (facsimile (303) 771-1075); if to the Lender, at its address set forth under its name on the signature pages hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when transmitted by overnight (next day) delivery, or faxed, be effective when delivered for overnight (next day) delivery, or when transmitted by facsimile machine, respectively, or if mailed, when received, addressed as aforesaid, except that notices to the Lender pursuant to the provisions of Article 2 shall not be effective until received by the Lender.

         8.3 No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         8.4 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with U.S. generally accepted accounting principles consistently applied, except as otherwise stated herein.

         8.5      Costs, Expenses and Taxes.

                  (a) The Borrower agrees to pay on demand all reasonable, out-of-pocket costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the Note and the other documents to be delivered hereunder, all amendments or waivers thereto including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, and all reasonable costs and expenses, if any, in connection with the enforcement of this Agreement, the Note and the other documents to be delivered hereunder.

                  (b) In addition to any amounts that may become  payable  under
Section 2.11, the Borrower shall pay any and all stamp, mortgage recording and other taxes, filing fees or charges payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, filing fees or charges. The Borrower agrees to indemnify and hold harmless the Lender on demand against any taxes (including any late payment penalties or interest) imposed by any state of the United States or any agency or political subdivision thereof on or in respect of (i) the interest and other amounts payable on any loan under this Agreement and (ii) any payment of indemnity under this Section, so that such interest and indemnity payments shall be in an aggregate amount which, after deduction of all such taxes (including penalties and interest) in respect of such aggregate amount, will be equal to the amount of such interest or indemnity payment otherwise required hereunder.

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



                  (c) In addition to the payment of expenses pursuant to the preceding paragraphs, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Lender, and the officers, directors, employees and agents of the Lender (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of this Agreement or the Note, the Lender's agreement to make the loans hereunder, the making of the loans hereunder, or in any way arising from any actions in connection with the transactions contemplated hereby, or the use or intended use of the proceeds of loans hereunder (the "indemnified liabilities"); provided that the Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                  (d) The Borrower hereby agrees to indemnify, defend and hold harmless the Indemnitees from and against any and all liabilities, obligations, claims, demands, assessments, losses, damages, penalties, actions, judgments, suits, costs, fines, sanctions, charges, expenses or disbursements, including attorneys' and environmental consultants' fees and disbursements, and other costs of defending or denying the same, including the reasonable expense of preparing any necessary environmental assessment report (all the foregoing, collectively, the "environmental liabilities"), resulting from, arising out of, or relating to (i) the breach by the Borrower or the Guarantor of any of its representations, warranties and covenants contained in this Agreement, (ii) any release, deposit, discharge or disposal of any Hazardous Substance in connection with the properties or business of the Borrower or any of its subsidiaries and the remedial action (if any) taken by the Lender in respect of any such release, deposit, discharge or disposal, and (iii) all environmental liabilities arising under Environmental Laws and environmental permits, including, without limitation, CERCLA, resulting from, arising out of or relating to any conditions or activities at, on, in, under, to or from the property of the Borrower or any of its subsidiaries prior to and after the Closing Date, including without limitation, the off-site disposal of Hazardous Substances. No action taken by legal counsel chosen by the Lender with regard to any matter related to this environmental indemnity shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless the Indemnitees. The indemnities contained in Sections 8.5(c) and 8.5(d) shall survive the termination of this Agreement.

         8.6 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower

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



against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, although such obligations may be contingent and unmatured. The Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

         8.7 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor, and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign to its successors and affiliates, or may grant participations to one or more banks or other financial institutions in or to all or any part of, and may assign to one or more banks or other financial institutions all or any part of, its obligations, rights and benefits hereunder, including any Advance or Advances owing to the Lender and the Note. To the extent of such assignment such assignee shall have the same obligations, rights and benefits with respect to the Borrower as it would have had if it were the Lender hereunder. Subject to the consent of the Borrower to such assignment, which consent will not unreasonably be withheld, the Lender shall be relieved of its obligations hereunder to the extent of the Revolving Commitment assigned. In the event of any such assignment, the Lender shall have the right to unilaterally amend this Agreement to allocate the Revolving Commitment between the Lender and all such assignees in a pro rata manner, to stipulate the level of concurrence between the Lender and all such assignees required for any amendments, waivers or consents by the Lender hereunder, and generally to settle the rights and obligations between the Lender and all such assignees with respect to this Agreement. The parties hereto hereby agree to execute and deliver any such supplement or amendment to this Agreement that may be necessary to effectuate such substitution. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

         8.8 Consent to Jurisdiction. The Borrower and the Guarantor irrevocably submit to the nonexclusive jurisdiction of any United States federal or Illinois State court sitting in the City of Chicago in any action or proceeding arising out of this Agreement and agree that all claims and matters in respect of such action and proceeding may be heard and determined by such federal or Illinois State court. The Borrower and the Guarantor also waive any objection they might now or hereafter have on the ground that any such action or proceeding in such federal or Illinois court has been brought in an inconvenient forum. The Borrower and the Guarantor agree that service of process may be made upon them by service on C.T. Corporation System at its office in Chicago in any such action or proceeding, and hereby irrevocably appoint C.T. Corporation System as agent for service of process therein.

         8.9 Severability. In the event that any one or more provisions contained in this Agreement should for any reason be held to be unenforceable in any respect under the laws of the United States or any state, such unenforceability shall not affect any other provision hereof, and this Agreement shall be construed in the applicable jurisdiction as if such unenforceable provision had not been contained herein.


                                                      -33-
0198094.04

         8.10 Confidentiality. The Lender agrees to use reasonable efforts to ensure that any information concerning the Borrower and the Guarantor obtained by the Lender or any authorized agents or representatives of the Lender pursuant to this Agreement which is not contained in a report or other document filed with the Securities and Exchange Commission, distributed by the Borrower or the Guarantor to shareholders or otherwise available to the public generally or otherwise independently known by the Lender (otherwise than by breach of these confidentiality obligations by the Lender) will, to the extent permitted by law and except as may be required by valid subpoena or other external reporting requirements or as may be necessary in litigation in the sole determination of the Lender, be treated confidentially by the Lender and will not be distributed or otherwise made available by the Lender to any Person other than the Lender's employees, authorized agents or representatives who have a reasonable need to know such information. Notwithstanding the foregoing, the Lender may furnish copies of any information received hereunder to any assignee or participant pursuant to Section 8.7.

         8.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                            [signature pages follow]

                                                      -34-
0198094.04

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



CIBC INC.                                   GETCHELL GOLD CORPORATION



By: /s/ John W. Kunkle                      By:  /s/ D. S. Robson

Title:  As Agent                            Title: Vice President
                                                   and Chief Financial Officer


Address For Notices to Bank:                FMG INC.

for operational matters:

Canadian Imperial Bank of Commerce          By:  /s/ D. S. Robson
Two Paces West
2727 Paces Ferry Road, Suite 1200           Title:  Vice President
Atlanta, Georgia  30339                             and Chief Financial Officer
Attention:  Vice President,
                   Credit Operations
Telecopier No.:  (404) 319-4950
Telephone No.:   (404) 319-4999

for credit matters:

Canadian Imperial Bank of Commerce
200 W. Madison Avenue
Suite 2300
Chicago, Illinois  60606
Attention:  John Kunkle
Telecopier No.:  (312) 726-8884
Telephone No.:   (312) 750-8732


                                                      -35-
0198094.04

                                    EXHIBIT A
                                       to
                                 LOAN AGREEMENT
                            GETCHELL GOLD CORPORATION
                         REVOLVING LOAN PROMISSORY NOTE


                                                                       , 199_


         FOR VALUE RECEIVED, the undersigned, GETCHELL GOLD CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CIBC Inc. (the "Lender") at Two Paces West, 2727 Paces Ferry Road, Suite 1200, Atlanta, Georgia 30339 and in immediately available funds, the aggregate outstanding principal amount of all Advances (as defined in the Loan Agreement (as hereinafter defined)) made by the Lender to the Borrower pursuant to the Loan Agreement. Unless earlier paid, the aggregate unpaid principal balance hereunder shall be due and payable on the Maturity Date (as defined in the Loan Agreement). All such payments shall be made in accordance with the terms of the Loan Agreement. The Borrower also agrees to pay interest on the unpaid principal amount of each such Advance at the interest rate per annum equal at all times to the rate for each such Advance determined in accordance with the terms of the Loan Agreement. All accrued and unpaid interest hereunder shall be due and payable prior to and at maturity as provided in Section 2.4 of the Loan Agreement. Any amount of principal hereof which is not paid when due (whether as scheduled, by virtue of mandatory prepayment, by acceleration or otherwise) shall bear interest until paid, payable on demand (in the case of a LIBOR Borrowing (as defined in the Loan Agreement)) at a rate per annum equal to LIBOR plus two percent (2%) until the end of the applicable Interest Period (as defined in the Loan Agreement) and thereafter at a fluctuating rate per annum equal to the Base Rate (as defined in the Loan Agreement) plus one percent (1%), or (in the case of Base Borrowings (as defined in the Loan Agreement)) the Base Rate plus one percent (1%). All Advances made by the Lender to the Borrower pursuant to the Loan Agreement and all payments made on account of Advances hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, it being understood, however, that the failure to make any such endorsement (or any errors in notation) shall not affect the obligations of the Borrower hereunder or under the Loan Agreement in respect of such Advances.

         This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement dated as of September 5, 1997 (the "Loan Agreement") by and among the Borrower, FMG Inc., a Nevada Corporation (the "Guarantor"), and CIBC Inc.(the "Lender"), which Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower promises to pay the holder hereof all costs and expenses of collection of this Promissory Note and to pay all reasonable attorneys' fees incurred in such collection or in any

0198094.04
                                                         1
suit or action to collect this Promissory Note or any appeal thereof. The Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note, as well as any applicable statute of limitations. No delay by the holder hereof in exercising any power or right hereunder shall operate as a waiver of any power or right.

         This Promissory Note shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of Illinois.

                                                     GETCHELL GOLD CORPORATION



                                                     By:

                                      Its:


0198094.04
                                                         2

              AMOUNT OF           AMOUNT OF         UNPAID
              ADVANCE             PRINCIPAL         PRINCIPAL      NAME OF
              MADE                PREPAID           OF NOTE        PERSON MAKING
DATE          (in Dollars)        (in Dollars)      (in Dollars    NOTATION





































0198094.04
                                                         3

                                    EXHIBIT B
                                       to
                                 LOAN AGREEMENT

                                     FORM OF
                               NOTICE OF BORROWING
                            [Letterhead of Borrower]



                                                     Date: _______________, ____

Canadian Imperial Bank of Commerce
200 W. Madison Avenue
Suite 2300
Chicago, Illinois  60606
Attention:  John Kunkle

Ladies and Gentlemen:

          Reference is made to that certain Loan Agreement dated as of September 5, 1997 by and among CIBC Inc., Getchell Gold Corporation (as "Borrower") and FMG Inc. (as "Guarantor") (as from time to time amended, the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning when used herein.

         Pursuant to Section 2.2 of the Loan Agreement, the Borrower hereby irrevocably requests an Advance on __________, ____, which is a Business Day, as follows:


         1.       Available Amount of                        $__________________
                  Revolving Commitment

         2.       Total Amount of Advance                    $_________________*
                  Requested Pursuant to this
                  Notice

         3.       Type of Borrowing (Base/LIBOR)             __________________

--------
   * NOTE: EACH AMOUNT ON LINE 2 MUST BE IN A MINIMUM AMOUNT OF $500,000 ($100,000 IN THE CASE OF A BASE BORROWING) OR A GREATER INTEGRAL MULTIPLE OF $100,000.

0198094.04
                                                         1

         4.       If the Borrowing is LIBOR
                  - Interest Period                           __________________


         The Borrower certifies that:

                  (i) Representations and Warranties. The representations and warranties made in Article 4 of the Loan Agreement are true and correct and with the same effect as if made on the date hereof, and since December 31, 1996 there has been no material adverse change in the business or financial condition of the Borrower or the Guarantor;

                  (ii) No Proceeding. There is no pending or, to the knowledge of the Borrower or the Guarantor, threatened, action, suit or proceeding affecting the Borrower or the Guarantor before any court, Governmental Agency or arbitrator which could reasonably be expected to have a material adverse effect upon the business or financial condition of the Borrower or the Guarantor; and

                  (iii) No Event of Default. No event or condition has occurred or is continuing, or would result from the above Borrowing or the application of the proceeds thereof, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.





                                                      GETCHELL GOLD CORPORATION



                                                      By:

                                                      Its:


0198094.04
                                                         2

                                    EXHIBIT C
                                       to
                                 LOAN AGREEMENT


                                     FORM OF
                   NOTICE OF CONVERSION OR RENEWAL OF INTEREST

                            [Letterhead of Borrower]

                              ---------------, ----


Canadian Imperial Bank of Commerce
200 W. Madison Avenue
Suite 2300
Chicago, Illinois  60606
Attention: John Kunkle

Ladies and Gentlemen:

         Reference is made to that certain Loan Agreement dated as of September 5, 1997 by and among CIBC Inc., Getchell Gold Corporation (as "Borrower") and FMG Inc. (as "Guarantor") (as from time to time amended, the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning when used herein.

         Pursuant to Section 2.10 of the Loan Agreement, the Borrower hereby requests a conversion or renewal on _____________, ____, which is a Business Day (or which, in the case of a LIBOR Borrowing or a new Interest Period for an outstanding LIBOR Borrowing, shall be a day on which commercial banks are open for international business and quoting interest rates for Dollar deposits in the interbank Eurodollar market), as follows (all terms defined in the Loan Agreement shall have the same meaning when used herein):

1.A.     Amount of Borrowings to be                          $__________________
         converted

1.B.     Amount of Borrowings to be renewed                  $__________________

2.A.     The LIBOR Borrowings to be
         converted have Interest Periods
         ending                                         _________________, 19___

                                                        _________________, 19___

                                                        _________________, 19___
0198094.04
                                                         1

2.B.     and are to be converted to Base
         Borrowings for:                                     $__________________

2.C.     and are to be renewed for Interest
         Periods of:

                                    (i)     1 month for      $__________________
                                    (ii)    2 months for     $__________________
                                    (iii)   3 months for     $__________________
                                    (iv)    6 months for     $__________________

                                            Total of 2.C.    $__________________

         Total of 2.B. and 2.C.                              $__________________

3.       The Base Borrowings to be
         converted are to be converted to
         LIBOR Borrowings having Interest Periods of:

                                    (i)     1 month for      $__________________
                                    (ii)    2 months for     $__________________
                                    (iii)   3 months for     $__________________
                                    (iv)    6 months for     $__________________

                                            Total of 3.      $__________________



                                                       GETCHELL GOLD CORPORATION

                                                       By:

                                                       Its:


0198094.04
                                                         2